UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 13, 2020

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 13, 2020, MacroGenics, Inc. (the “Company”) entered into a Commercial Supply Agreement (the “Commercial Supply Agreement”) with Incyte Corporation (“Incyte”). The Company and Incyte are parties to that certain Global Collaboration and License Agreement, dated October 24, 2017, in which the Company granted to Incyte an exclusive license to develop, manufacture and commercialize retifanlimab (the “Collaboration and License Agreement”). The Commercial Supply Agreement was entered into as contemplated by the Collaboration and License Agreement, pursuant to which the Company is entitled to manufacture a portion of the global commercial supply needs for retifanlimab (formerly designated as MGA012 by the Company). The Company plans to manufacture commercial retifanlimab at its 5 x 2,000L scale GMP facility in Rockville, MD.

Unless terminated earlier, the term of the Commercial Supply Agreement will expire upon the expiration of Incyte’s obligation to pay royalties under the Collaboration and License Agreement. The Commercial Supply Agreement also includes customary provisions relating to, among others, production forecasting, delivery, inspection procedures, warranties, confidentiality and indemnification. The foregoing description of the Commercial Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Commercial Supply Agreement, which will be filed in redacted form as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.
Date: October 16, 2020	By: Name: Title:	/s/ Jeffrey Peters Jeffrey Peters Vice President and General Counsel